EXHIBIT 99.1

Liquid Holdings Group Announces Sublease of Corporate Headquarters and Move to Hoboken

HOBOKEN, N.J., May 13, 2015 (GLOBE NEWSWIRE) -- Liquid Holdings Group, Inc. (Nasdaq:LIQD), a provider of cloud-based investment management solutions for the financial community, announced today that it has subleased the 38th floor of 800 3rd Avenue, New York, New York, which had been used as its corporate headquarters.

The sublease of the 11,860 square foot space is for 51 months, with a renewal option for an additional 53 months, which would extend the sublease to the full term of the Company's underlying lease. The move will reduce Liquid's operating expenses by over $850,000 annually, beginning in the third quarter of 2015. The Company will pay a one-time real estate commission fee of approximately $220,000.

In conjunction with the sublease, Liquid will move its corporate headquarters into existing space already under lease at 111 River Street in Hoboken, New Jersey and, as a result, will incur no additional rent cost. The Company will maintain a NY sales presence in its existing space on the 37th floor at the 800 3rd Avenue location.

"We have been focused on expense reductions in non-critical areas and this sublease is a big step forward for us as we look to further drive down cash operating expenses and strengthen our financial position," said Liquid Holdings CEO, Peter Kent. "Liquid had a cash and cash equivalents balance of approximately $17.5 million as of March 31, 2015."

About Liquid Holdings Group

Liquid Holdings Group, Inc. (Nasdaq:LIQD) is a cloud-based technology and managed services provider to the global hedge fund and active trading markets. Liquid's solutions are delivered efficiently and securely through the cloud in a SaaS model. The Liquid platform was purpose built to manage the entire trade lifecycle by seamlessly integrating multi-currency, multi-asset trade order management and execution with real-time risk, portfolio management and shadow account reporting through a single solution. The Company offers the Liquid platform or any of its components on a subscription basis to hedge fund managers, asset managers, family offices and financial institutions worldwide. Liquid was recently named Best EMS and Best New Cloud Application by HFM, 2014 Best Global Risk Management Software Company and Best USA Global Risk Management Software Company by the readers of Hedgeweek, as well as 2014 Best Cloud Provider and Best Fin Tech Operations Startup by FTF News.

Headquartered in Hoboken, New Jersey, Liquid Holdings Group was formed in 2012. For more information, please visit www.liquidholdings.com.

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. These statements include, among others, statements relating to the expected reduction in the Company's operating expenses and lack of additional build-out costs in connection with the move of its corporate headquarters to Hoboken, NJ. These statements are based on Liquid's beliefs and assumptions, which in turn are based on currently available information. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond the Company's ability to control or predict and you should be aware that the occurrence of certain events, including those referenced in the sections titled "Risk Factors" in our 2013 Form 10-K or our subsequent Quarterly Reports on Form 10-Q, could harm the Company's business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Except as required by applicable law, the Company is under no obligation to publicly update or revise any forward-looking statements.

CONTACT: Contact for Investor Relations:
         Monica Gould
         The Blueshirt Group
         +1 212 871-3927
         monica@blueshirtgroup.com

         Contact for Media Relations:
         Jon Schubin
         Cognito
         +1 646 395-6300
         Liquid@cognitomedia.com